UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

APOLLO GLOBAL MANAGEMENT, LLC

(Exact name of registrant as specified in its charter)

Delaware	20-8880053
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9 West 57th Street, 43rd Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Shares Representing Class A Limited Liability Company Interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-150141

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Class A common shares representing Class A limited liability company interests, no par value per share (the “Class A Shares”), of Apollo Global Management, LLC (the “Registrant”).

For a description of the Class A Shares, reference is made to the information set forth under the heading “Description of Shares” contained in the Registrant’s prospectuses, which constitute a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-150141), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”) and by any form of prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act in connection with such Registration Statement, which information is hereby incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: March 21, 2011	By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Chief Legal Officer and Chief Compliance Officer